EXHIBIT 99.10(b)

Consent of Dechert Price & Rhoads

                     [Letterhead of Dechert Price & Rhoads]


October 29, 1997


Board of Directors
Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660

     Re: Registration Statement on Form N-4 for Interests in Pacific Corinthian Variable Separate Account of Pacific Life Insurance Company under the Pacific Corinthian Variable Annuity Contract


Dear Sirs and Madams:

     We hereby consent to the reference to our firm in the Prospectus comprising a part of the above-referenced Registration Statement.

                              Very truly yours,



                              /s/ DECHERT PRICE & RHOADS